COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
   IN DREYFUS VARIABLE INVESTMENT FUND, INTERNATIONAL
   VALUE PORTFOLIO AND THE MORGAN STANLEY CAPITAL
   INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST (EAFE  (R) )
   INDEX

   EXHIBIT A:
                 MORGAN STANLEY
                    CAPITAL
                  INTERNATIONAL         DREYFUS VARIABLE
                    EUROPE,             INVESTMENT FUND,
    PERIOD   AUSTRALASIA, FAR EAST       INTERNATIONAL
                 (EAFE (R) ) INDEX*     VALUE PORTFOLIO

    4/30/96                  10,000                10,000
    6/30/96                   9,871                10,000
    9/30/96                   9,858                 9,952
   12/31/96                  10,016                10,341



   * Source: Lipper Analytical Services, Inc.